Exhibit 10.52

AMENDMENT TO CONTRACT

THIS AMENDMENT TO CONTRACT (this “Amendment”) is made this 3rd day of March, 2006 by and between Mobile Satellite Ventures LP, a Delaware limited partnership (“MSV”), and Boeing Satellite Systems, Inc., a Delaware corporation (“Contractor”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Contract dated January 9, 2006 (the “Contract”); and

WHEREAS, the Parties have determined to further amend the Contract pursuant to Section 35.5 thereof, as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the Parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Contract.

Section 2. Amendments.

2.1 Security Interest. Section 11.3 of the Contract is hereby deleted in its entirety and replaced with the following:

“Section 11.3 Security Interest. MSV hereby grants Contractor a first priority security interest in any right, title, or interest MSV may have or be deemed to have in the Work to secure MSV’s outstanding obligations to Contractor under this Contract provided, that such security interest does not secure the payment of Orbital Performance Incentives with respect to any Satellite incurred following transfer of title and risk of loss to MSV (the “Transfer Time”) of the applicable Satellite. The Parties agree that Contractor may file, for precautionary purposes, appropriate Uniform Commercial Code financing statements or any similar document having the same effect in foreign countries reflecting Contractor’s right, title and interest to the Work prior to transfer of title of the Work to MSV.

Contractor agrees to immediately release and to take such actions as may be necessary or appropriate to terminate its security interest, and to terminate any related financing statements or other similar documents with respect to any Satellite and any Work related to such Satellite upon the Transfer Time of the applicable Satellite; provided MSV has satisfied all Construction Deferrals and other payments payable with respect to the Satellite being released as of the Transfer Time.”

Section 3. Miscellaneous.

3.1 Status of Contract. Notwithstanding anything to the contrary contained in the Contract, the security interest granted by the Contract shall be limited to that set forth in this Amendment. As modified hereby, the Contract and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects; provided, however, that if there is any inconsistency or conflict between the terms and principles of this Amendment and the Contract, then the terms and principles of this Amendment shall govern and be controlling.

3.2 Further Assurances. Each of the parties to this Amendment agrees to take such further actions, including, but not limited to, entering into additional agreements, as are necessary to effectuate the transactions and evidence the agreements and principles contemplated hereby. Each of the parties to this Amendment also agrees that any financing of the Construction Deferrals contemplated by the Contract, whether provided by the Contractor or an affiliate of the Contractor (including Boeing Capital Corporation) will contain no security interest greater than the security interest contemplated hereby, without the prior written consent of the Company.

3.3 Counterparts. This Amendment may be executed in two or more counterparts, which may be by facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

3.4 Headings. The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

3.5 Governing Law. This Amendment shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect (to the fullest extent provided by law) to any choice or conflict of law provision or rule thereof which might result in the application of the laws of any other jurisdiction.

[Execution Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

MOBILE SATELLITE VENTURES LP

By:	/s/ Randy Segal
Name:	Randy Segal
Title:	Senior Vice President

BOEING SATELLITE SYSTEMS, INC.

By:	/s/ Dennis R. Beeson
Name:	Dennis R. Beeson
Title:	Contracts Manager

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